Exhibit 99(g)

Please mark	☐
here if address
changes are
noted below.

The Board of Directors recommends a vote “FOR” Items 1, 2, 3 and 4.
		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
Item 1 —	ADOPTION OF THE MERGER AGREEMENT	☐	☐	☐	Item 4 —	APPROVAL OF PROPOSAL TO ADJOURN THE BANK OF AMERICA SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES	☐	☐	☐
Item 2 —	ADOPTION OF BANK OF AMERICA’S AMENDED STOCK PLAN	☐	☐	☐

Item 3 —	ADOPTION OF AN AMENDMENT TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF BANK OF AMERICA COMMON STOCK	☐	☐	☐

	YES	NO
I will attend the Special Meeting. If “YES,” please bring photo identification for admission and, if your shares are held in street name, please bring proof of ownership.	☐	☐
CONSENT

I consent to future Internet access of the annual reports, proxy statements and notices of stockholder meetings of Bank of

America Corporation. I understand that Bank of America

Corporation may no longer distribute printed materials to me for any future stockholder meeting until such consent is

revoked. I understand further that I may revoke my consent at any time.

☐

Signature(s)	Date:

NOTE: Please sign your name as it appears above. When signing as attorney, executor, administrator, trustee, guardian or officer of a company or other entity, please provide your full title.

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PLEASE READ THE VOTING INSTRUCTIONS BELOW.

Bank of America Corporation encourages you to vote your shares. Please take the opportunity to use one of the three voting methods outlined below to cast your ballot.

VOTE BY INTERNET – http://www.eproxy.com/bac/

Use the Internet to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you access the site. You will be prompted to enter your 11-digit Control Number, which is located below, to obtain your records and create an electronic ballot.

VOTE BY TELEPHONE – 1.800.435.6710

Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you call. You will be prompted to enter your 11-digit Control Number, which is located below, and then follow the simple instructions provided.

VOTE BY MAIL

Mark, sign and date your proxy card and return it promptly in the enclosed, postage paid envelope.

Proxies submitted by Internet or telephone must be received by 11:59 p.m., Eastern time, on March 16,

2004. If you vote by Internet or telephone, please do not return your proxy card.

THANK YOU FOR VOTING.

This Proxy is Solicited on behalf of the Board of Directors

Special Meeting of Stockholders to be held on March 17, 2004

You, the undersigned stockholder, appoint each of Katherine L. McLeod, Richard J. Parsons and Belva A. Wallace, your attorney and proxy, with full power of substitution, on your behalf and with all powers you would possess if personally present, to vote all shares of Common Stock or 7% Cumulative Redeemable Preferred Stock, Series B, of Bank of America Corporation that you would be entitled to vote at the Special Meeting of Stockholders to be held in the Palmetto Ballroom of the International Trade Center, 200 North College Street, Charlotte, North Carolina, at 10:00 a.m. (local time) on March 17, 2004. The shares represented by this proxy will be voted as instructed by you. If not otherwise specified, shares will be voted in accordance with the recommendations of the Board of Directors.

Voting by Internet or telephone. If you wish to vote by Internet or telephone, please follow the instructions on the lower reverse side of this proxy card.

Voting by mail. If you wish to vote by mail, please sign your name exactly as it appears on this proxy card and mark, date and return it in the enclosed envelope. When signing as attorney, executor, administrator, trustee, guardian or officer of a company or other entity, please provide your full title.

Bank of America associates. If you have shares of Common Stock or ESOP Convertible Preferred Stock, Series C, in your Bank of America 401(k) Plan account, you must provide voting instructions to the plan trustees with this proxy card or by Internet or telephone in order for these shares to be voted. Your voting instructions will be held in strict confidence.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE.

PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY OR VOTE BY INTERNET OR TELEPHONE.

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Attention Internet Users!

You can now access your stockholder information on the following secured Internet site:

http://www.bankofamerica.com/shareholder

Once you establish a personal identification number (PIN), you can view your account details and perform multiple transactions such as:

View account status	Print duplicate tax forms	Change your dividend election
View recent account activity	Change your address	Sell book-entry shares
View tax information	Request dividend check replacement	View stock price information

Step 1: ESTABLISH A PIN	Step 2: LOG IN	Step 3: SELECT INFORMATION
(1st time users only)	(Returning users)
Enter your social security number Click on the Establish PIN button Select a personal identification number Follow the instructions	Enter your social security number Enter your PIN Follow the instructions	Your Account Status screen allows you to view basic information. To view details, click on any of the buttons at the top of the page.

If you are not an Internet user and wish to contact Bank of America Shareholder Relations, you may use one of the following methods:

Call: 1.800.642.9855	Write: Bank of America Shareholder Relations P. O. Box 3315 South Hackensack, NJ 07606-1915